UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 10, 2008 (December 9, 2008)

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NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

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Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 19th Floor New York, New York		10173
(Address of principal executive offices)		(Zip Code)

(212) 301-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2008, National Financial Partners Corp. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to its Credit Agreement, dated as of August 22, 2006 (as amended, the “Credit Agreement”), the financial institutions party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used and not defined in this Item 1.01 have the meanings set forth in the Second Amendment.

Prior to the execution of the Second Amendment, the maximum Consolidated Leverage Ratio under the Credit Agreement on the last day of a rolling four-quarter period was 2.5 to 1.0. Under the terms of the Second Amendment, the maximum Consolidated Leverage Ratio has been amended to be 3.0 to 1.0 on the last day of the rolling four-quarter period ending December 31, 2008, 3.5 to 1.0 on the last day of the rolling four-quarter period ending March 31, 2009, 3.25 to 1.0 on the last day of the rolling four-quarter period ending June 30, 2009, 3.0 to 1.0 on the last day of the rolling four-quarter period ending September 30, 2009 and 2.5 to 1.0 on the last day of the rolling four-quarter period ending December 31, 2009 and each rolling four-quarter period thereafter.

The Second Amendment includes a new Consolidated Fixed Charge Coverage Ratio, defined as the ratio of (i) EBITDA less Capital Expenditures and taxes to (ii) Consolidated Fixed Charges. The Company will be obligated to maintain a minimum Consolidated Fixed Charge Coverage Ratio of 2.0 to 1.0 on a rolling four-quarter basis, to be first tested on the last day of the fiscal quarter during which Restricted Payments in respect of dividends and repurchases of stock are made.

The Credit Agreement’s negative covenant regarding Restricted Payments has been amended so that the Company will be permitted to make Restricted Payments in the form of dividend payments and repurchases of its own stock so long as (i) both before and after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing on a pro forma basis, and (ii) after giving effect to such payment, (A) the Consolidated Leverage Ratio shall not be more than 2.5 to 1.0, on a pro forma basis, (B) the Consolidated Fixed Charge Coverage Ratio shall not be less than 2.0 to 1.0, on a pro forma basis and (C) Minimum Liquidity shall not be less than $50,000,000.

The definition of Consolidated Total Debt has been amended to take into account the impact of SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141”). The definition of EBITDA been amended to take into account the impact of SFAS 141 and SFAS No. 157, “Fair Value Measurement.” The definition of Indebtedness has been amended to include the Company’s earn-out obligations and contingent consideration obligations incurred in connection with acquisitions.

The Revolving Commitments shall be reduced to $225,000,000 and $200,000,000 on June 30, 2009 and December 31, 2009, respectively. The maturity date of the Credit Agreement remains August 22, 2011 and, subject to legal or regulatory requirements, is secured by the assets of the Company and its wholly-owned subsidiaries.

Under the terms of the Second Amendment, the Applicable Margin for Eurodollar Loans, the Applicable Margin for ABR Loans and the Letter of Credit Fee Rate increased by between 1.75% and 2.25%. The Commitment Fee increased by between 0.25% and 0.35%. The definition of Applicable Rate was amended to reflect the percentages set forth below:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate	Letter of Credit Fee Rate
1	Greater than or equal to 2.5 to 1.0	3.50%	2.50%	0.50%	3.50%
2	Less than 2.5 to 1.0 but greater than or equal to 2.0 to 1.0	3.25%	2.25%	0.50%	3.25%
3	Less than 2.0 to 1.0 but greater than or equal to 1.5 to 1.0	3.00%	2.00%	0.50%	3.00%
4	Less than 1.5 to 1.0	2.75%	1.75%	0.50%	2.75%

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, filed as Exhibit 10.1 with the Company’s Current Report on Form 8-K filed on September 22, 2006, and the full text of the Amendment to Credit Agreement, filed as Exhibit 10.2 with the Company’s Current Report on Form 8-K filed on January 19, 2007.

Item 7.01	Regulation FD Disclosure.

On December 10, 2008, the Company issued a press release announcing its entry into the Second Amendment. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated as of December 9, 2008, among National Financial Partners Corp., the financial institutions party thereto and Bank of America, N.A., as administrative agent
99.1	Press Release, dated December 10, 2008, of National Financial Partners Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: December 10, 2008

By:	/s/ Donna J. Blank

Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement, dated as of December 9, 2008, among National Financial Partners Corp., the financial institutions party thereto and Bank of America, N.A., as administrative agent
99.1	Press Release, dated December 10, 2008, of National Financial Partners Corp.